As filed with the Securities and Exchange Commission on October 20, 2014

Registration No. 333-198951

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CoreSite Realty Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1925611
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1001 17th Street, Suite 500

Denver, Colorado 80202

(866) 777-2673

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas M. Ray
President and Chief Executive Officer
CoreSite Realty Corporation
1001 17th Street, Suite 500
Denver, Colorado 80202
(866) 777-2673

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Patrick H. Shannon Brandon J. Bortner Latham & Watkins LLP 555 Eleventh Street NW, Suite 1000 Washington, District of Columbia 20004 (202) 637-2200	Derek McCandless Senior Vice President and General Counsel CoreSite Realty Corporation 1001 17th Street, Suite 500 Denver, Colorado 80202 (866) 777-2673

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-198951) is being filed solely for the purpose of updating the exhibit index, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the exhibit index. The prospectuses and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of CoreSite Realty Corporation (2)

3.2	Amended and Restated Bylaws of CoreSite Realty Corporation (2)

3.3	Articles Supplementary of CoreSite Realty Corporation — 7.25% Series A Cumulative Redeemable Preferred Stock (4)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Preferred Stock Certificate (1)

4.3*	Form of Indenture

4.4	Form of Debt Security (1)

4.5	Form of Deposit Agreement (1)

4.6	Form of Warrant (1)

4.7	Form of Warrant Agreement and Warrant Certificate (1)

4.8	Form of Rights Agreement (1)

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered

5.2*	Opinion of Latham & Watkins LLP regarding debt securities being registered

8.1*	Opinion of Latham & Watkins LLP regarding certain tax matters

12.1*	Computation of Ratio of Earnings to Fixed Charges

12.2*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

II-2

Exhibit No.	Description

23.1*	Consent of KPMG LLP

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.2)

23.4*	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)

24.1*	Power of Attorney (included in signature pages to initial filing of the Registration Statement on September 26, 2014)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Indenture (5)

(1)                                 To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

(2)                                 Incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(3)                                 Incorporated by reference to our Post-Effective Amendment to the Registration Statement on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(4)                                 Incorporated by reference to our Current Report on Form 8-K filed on December 18, 2012.

(5)                                 To be filed subsequently in reliance upon Section 305(b)(2) of the Trust Indenture Act of 1939.

*  Previously filed.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 20, 2014.

CORESITE REALTY CORPORATION

By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Ray	President and Chief Executive Officer	October 20, 2014
Thomas M. Ray	(Principal Executive Officer) and Director

/s/ Jeffrey S. Finnin	Chief Financial Officer	October 20, 2014
Jeffrey S. Finnin	(Principal Financial Officer and Accounting Officer)

/s/ *	Chairman of the Board of Directors	October 20, 2014
Robert G. Stuckey

/s/ *	Director	October 20,2014
James A. Attwood, Jr.

/s/ *	Director	October 20, 2014
Michael Koehler

/s/ *	Director	October 20, 2014
Paul E. Szurek

/s/ *	Director	October 20, 2014
J. David Thompson

/s/ *	Director	October 20, 2014
David A. Wilson

* By:	/s/ Thomas M. Ray
Name: Thomas M. Ray
Title: Attorney-in-fact

Exhibit Index

Exhibit
No.	Description

1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of CoreSite Realty Corporation (2)

3.2	Amended and Restated Bylaws of CoreSite Realty Corporation (2)

3.3	Articles Supplementary of CoreSite Realty Corporation — 7.25% Series A Cumulative Redeemable Preferred Stock (4)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Preferred Stock Certificate (1)

4.3*	Form of Indenture

4.4	Form of Debt Security (1)

4.5	Form of Deposit Agreement (1)

4.6	Form of Warrant (1)

4.7	Form of Warrant Agreement and Warrant Certificate (1)

4.8	Form of Rights Agreement (1)

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered

5.2*	Opinion of Latham & Watkins LLP regarding debt securities being registered

8.1*	Opinion of Latham & Watkins LLP regarding certain tax matters

12.1*	Computation of Ratio of Earnings to Fixed Charges

12.2*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1*	Consent of KPMG LLP

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.2)

23.4*	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)

24.1*	Power of Attorney (included in signature pages to initial filing of the Registration Statement on September 26, 2014)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Indenture (5)

(1)                                 To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

(2)                                Incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(3)                                 Incorporated by reference to our Post-Effective Amendment to the Registration Statement on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(4)                                 Incorporated by reference to our Current Report on Form 8-K filed on December 18, 2012.

(5)                                 To be filed subsequently in reliance upon Section 305(b)(2) of the Trust Indenture Act of 1939.

*                                         Previously filed.